Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is hereby entered into on July 31, 2026 (the “Effective Date”), by and between Clean Liquidation, LLC, a California limited liability company, in its capacity as the Assignee for the Benefit of Creditors of Clean Republic SODO, LLC (the “Assignee” or “Seller”), Dragonfly Energy Corp., a Nevada corporation (the “Buyer”) and Dragonfly Energy Holdings, Corp., a Nevada corporation (“Parent”).

RECITALS

A. Clean Republic SODO, LLC, a Washington Limited Liability Company (the “Assignor”) entered into a General Assignment with Seller effective as of July 31, 2026 pursuant to which (subject to that set forth in the General Assignment) Assignor granted, assigned and transferred to Assignee, in trust, for the benefit of Assignor’s creditors, all of Assignor’s assignable property and assets of every kind and nature, whether real or personal property assets, wherever situated or located, and that are not exempt from the enforcement of a money judgment, including, without limitation, all inventory, accounts receivable, goods, furniture, fixtures, machinery, equipment, raw materials, work in process, general intangibles, real estate, intellectual property, interests in other legal entities, deposits, books, records, cash, bank accounts, tax refunds, all choses in action, insurance policies and refunds and all other property of every kind and nature, whether owned by Assignor or in which Assignor has an interest (the “Assignment Estate”).

B. Buyer has identified a subset of assets of the Assignment Estate that Buyer desires to purchase from Seller (the “Purchased Assets”). The Purchased Assets are defined in Section 1.2 below. After consummation of the Closing contemplated under this Agreement, Seller intends to sell or otherwise liquidate any and all remaining non-cash assets of the Assignment Estate that are not Purchased Assets and will undertake the winding down of the Assignment Estate, which shall ultimately include, but shall not be limited to, the distribution to Assignor’s creditors of the Assignment Estate’s net funds remaining after payment of all fees and costs associated with the liquidation of the Assignment Estate.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.	PURCHASE AND SALE OF THE PURCHASED ASSETS.

1.1 Agreement to Sell and Purchase the Purchased Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined in Section 2.2 below), and Buyer hereby agrees to purchase and acquire from Seller at the Closing, all of Seller’s right, title and interest in and to all of the Purchased Assets. The Purchased Assets will be sold, assigned, transferred and conveyed to Buyer (subject to Section 1.3) on the Closing Date on a “AS IS” and “WHERE IS” basis, with no representations or warranties other than those specifically set forth below, and subject to any and all existing pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements of any nature whatsoever (collectively, “Encumbrances”), unless the holders of any such Encumbrances specifically provides its written consent to having the Purchased Assets sold, assigned, transferred and conveyed to Buyer free and clear of any such Encumbrances.

1.2 Purchased Assets Defined. The term “Purchased Assets” used herein means, collectively, Seller’s right, title and interest in and to only those assets listed in Exhibit 1.2 attached hereto.

1.3 Excluded Assets Defined. The term “Excluded Assets” used herein means, collectively, all assets of the Assignment Estate that are not specifically included in Exhibit 1.2 attached hereto, which includes, but are not limited to, any of Seller’s or Assignor’s (i) cash, (ii) accounts receivable, (iii) claims for preference or fraudulent conveyance recoveries under applicable law or any other litigation recoveries, (iv) state or federal tax refunds, (v) insurance refunds or recoveries, (vi) utility or leasehold security deposits, (vii) corporate governance and human resource documents and business books and records, (viii) any and all properties, rights, contracts, leases, licenses, claims or other assets other than those specifically listed in Exhibit 1.2 attached hereto. Excluded Assets specifically includes all contracts, licenses and leases of Assignor or Assignee unless any such assignment agreement is signed by Assignor and/or Assignee and Buyer and such assignment is allowable under the contract, license or leases or any required consent has been obtained.

1.4 Passage of Title to Purchased Assets to Buyer and Delivery of Purchased Assets.

(a) Title Passage. Except as otherwise provided herein, upon the Closing, (i) title to all of the Purchased Assets shall pass to Buyer; and (ii) upon Buyer’s written request, Seller shall execute assignments, conveyances and/or bills of sale, or other reasonably requested instruments of conveyance, reasonably necessary to convey to Buyer title to the Purchased Assets, subject to the Encumbrances.

(b) Delivery of Purchased Assets. Except as otherwise provided herein, on the Closing Date (as defined in Section 2.2), Seller shall make available to Buyer possession of the Purchased Assets to the extent reasonably possible, provided, however, that the expenses of retrieving, removing and transferring the Purchased Assets from their location at the Closing shall be borne exclusively by Buyer, and provided further that in the event that any of the Purchased Assets are located outside of the physical control of Seller, such as in warehouses or foreign locations controlled by third parties, Seller is not making any representation or warranty to Buyer as to the quantities of Purchased Assets under the control of such third parties or the accessibility of such Purchased Assets. Buyer has agreed to take title to those Purchased Assets with full knowledge of those risks.

(c) Retention of Documents. Assignee is responsible for maintaining business records during the General Assignment. To the extent Buyer requires business records of Assignor that Assignee has retained to administer the Assignment Estate, Buyer shall, at its own expense, arrange to obtain copies of such records from Assignee.

2.	PURCHASE PRICE; PAYMENTS.

2.1 Buyer’s Purchase Price and Method of Payment. In consideration of Seller’s sale, transfer, conveyance and assignment of the Purchased Assets to Buyer at the Closing, Buyer and Parent shall, as of the Closing, pay to Seller the sum of $4,000,000 (Four Million Dollars) (the “Purchase Price”) to be paid (i) $1,000,000 in cash by wire transfer (unless agreed otherwise in writing), and (ii) the issuance of 1,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Parent; provided, that the Shares shall be issued to Seller and to the other party(s) pursuant to the terms of the Securities Receipt Agreement dated the date hereof (the “Securities Receipt Agreement”) in the form attached hereto as Exhibit 2 hereto. The Purchase Price shall be allocated to the Seller and the other party(s) to the Securities Receipt Agreement as directed by the Seller.

2.2 Closing. The consummation of Seller’s sale of the Purchased Assets to Buyer will take place at a closing to be held virtually, at the offices of Seller, or at such other mutually agreeable location (the “Closing”), with such Closing to occur on July 31, 2026 (the “Closing Date”), or at such other time or date, or at such other location, agreed to in writing by both Buyer and Seller. If the Closing does not occur on or prior to July 31, 2026, or such later date agreed to in writing between Buyer and Seller, this Agreement shall terminate upon written notice of termination given by either party hereto that is not in default of its obligations hereunder to the other, and, upon any such written notice of termination having been provided, this Agreement shall become null and void and neither party hereto will have any further rights or obligations hereunder, except that Section 6.1 shall survive such termination.

2.3 Allocation of Purchase Price. Exhibit 2.3 hereto contains an allocation of the Purchase Price among the Purchased Assets, which may be determined by Buyer and Seller following the Closing at their joint discretion.

3.	OBLIGATIONS ASSUMED.

3.1 Liabilities. Buyer agrees, upon consummation of, and effective as of, the Closing, to assume only those liabilities and obligations of Seller and of Assignor identified in Schedule 3.1 hereto (collectively, the “Assumed Liabilities”).

3.2 Liabilities and Obligations Not Assumed. Except as expressly set forth in Schedule 3.1 hereto, Buyer shall not assume or become obligated in any way to pay or perform any liabilities, debts or obligations of Seller or of Assignor, including, any liabilities or obligations arising from Assignor’s or Assignee’s business activities that took place prior to the Closing or any liabilities arising out of or connected to Seller’s sale or liquidation of assets that are not Purchased Assets or from winding down any remaining business of the Assignment Estate. All liabilities, debts and obligations of Seller and of Assignor not expressly assumed by Buyer hereunder are hereinafter referred to as the “Excluded Liabilities.”

3.3 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties to this Agreement, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. The assumption by Buyer of any Assumed Liabilities shall in no way expand the rights or remedies of any third parties against Buyer as compared to the rights and remedies any such third parties would have against Seller if the Closing had not consummated.

4.	REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to Seller that all the following statements are true, accurate and correct as of the date of this Agreement, and if Buyer learns after the date of this Agreement that any of the following statements are not true, accurate and correct, Buyer shall promptly notify Seller:

4.1 Due Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada. Buyer has all necessary power and authority to enter into this Agreement and to execute and deliver all other documents that Buyer is required to execute and deliver hereunder, and Buyer holds or will timely hold all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefore.

4.2 Power and Authority. Buyer has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Buyer. This Agreement, when signed and delivered by Buyer, will be duly and validly executed and delivered and will be the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies. The person executing this Agreement on behalf of Buyer represents that he/she has the requisite power and authority to execute this Agreement on behalf of Buyer and to bind Buyer to all of its terms.

4.3 Authorization for this Agreement. No authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Buyer of the transactions contemplated by this Agreement.

4.4 Litigation. To the best of Buyer’s knowledge, there is no litigation, suit, action, arbitration, inquiry, investigation or proceeding pending or threatened against Buyer (or against any corporation or entity affiliated with Buyer) before any court, agency or other governmental body which seeks or could be deemed to seek to enjoin or prohibit or otherwise prevent the transactions contemplated by this Agreement.

4.5 Funding. Buyer currently has available to it, and will have available to it at the Closing, sufficient cash to pay the Purchase Price to Seller at the Closing. Buyer’s ability to perform its financial obligations under this Agreement is therefore not subject to any financing contingency.

5.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that all of the following statements are true, accurate and correct as of the date of this Agreement, and if Seller learns after the date of this Agreement that any of the following statements are not true, accurate and correct, Seller shall promptly notify Buyer:

5.1 Corporate Organization. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.

5.2 Power and Authority. Seller has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Seller of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Seller. This Agreement, when signed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies. The person executing this Agreement on behalf of Seller represents that he/she has the requisite power and authority to execute this Agreement on behalf of Seller and to bind Seller to all of its terms.

5.3 Title. To the best of Seller’s knowledge after reasonable inquiry of a UCC search conducted in Assignor’s state of incorporation, Seller has good and marketable title to all of the Purchased Assets subject to all of the Encumbrances. In connection with the Closing, Seller sells, assigns, transfers and conveys title to the Purchased Assets to Buyer on an “AS IS” and “WHERE IS” basis, with no representations or warranties as to merchantability, fitness or use, with the Purchased Assets subject to all of the Encumbrances unless the holder of any such Encumbrance consents in writing to having Seller transferring title to certain Purchased Assets free and clear of any such Encumbrance.

(a) AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED UPON AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PURCHASED ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PURCHASED ASSETS ARE BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”

(c) BUYER ACKNOWLEDGES TO SELLER THAT BUYER WILL HAVE THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE PURCHASED ASSETS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE PURCHASED ASSETS AND ITS ACQUISITION THEREOF. BUYER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT BUYER WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES. BUYER HEREBY ASSUMES THE RISK THAT ANY ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, PRODUCT OR PATENT DEFECTS, PHYSICAL DEFECTS OR ANY OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN DISCLOSED TO OR REVEALED BY BUYER’S REVIEW, INSPECTIONS AND INVESTIGATIONS.

(d) BUYER ACKNOWLEDGES THAT SOME OF THE PURCHASED ASSETS DESCRIBED IN EXHIBIT 1.2 MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY ASSIGNOR OR OTHERWISE ACQUIRED BY ASSIGNOR. BUYER UNDERSTANDS THAT SELLER IS UNABLE TO TRANSFER INTELLECTUAL PROPERTY BELONGING TO A THIRD-PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THAT THIRD-PARTY, WHICH WILL NOT BE OBTAINED OR SOUGHT BY SELLER AS A PART OF, OR CONDITION TO, THIS AGREEMENT UNLESS SELLER AND BUYER AGREE TO THE CONTRARY IN WRITING. IF ANY SUCH INTELLECTUAL PROPERTY IS INCLUDED WITHIN THE PURCHASED ASSETS, BUYER SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH ANY SUCH THIRD-PARTIES WHOSE INTELLECTUAL PROPERTY IS INCLUDED IN THE PURCHASED ASSETS AND SHALL PAY ANY AND ALL LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES ASSOCIATED WITH USE OF ANY SUCH PURCHASED ASSETS OR OTHERWISE.

5.4 Litigation. To the best of Seller’s knowledge, there is no claim, action, arbitration, inquiry, investigation, suit or proceeding pending or, to Seller’s knowledge, threatened, against Seller or Assignor that might affect in any way any of the Purchased Assets or the transactions contemplated by this Agreement. To the best of Seller’s knowledge, there are no judgments, decrees, injunctions or orders of any court, governmental body, department, commission, agency, instrumentality or arbitrator against Seller or Assignor affecting the Purchased Assets.

5.5 Authorization for this Agreement. To the best of Seller’s knowledge, no authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by Seller of the transactions contemplated by this Agreement.

5.6 Assignee. All rights of Seller with regard to the ownership and possession of the Purchased Assets are rights held as Assignee pursuant to the General Assignment. Pursuant to the General Assignment, Assignor has informed Seller that it transferred to Seller all of Assignor’s right, title and interest in and to the Purchased Assets. Pursuant to this Agreement, Seller will at Closing sell, assign, and transfer all of the Assignee’s right, title and interest in and to the Purchased Assets to Buyer, recognizing that Assignee’s right, title and interest in and to the Purchased Assets is no greater than the rights that Assignor had in such Purchased Assets immediately prior to Assignor’s entry into the General Assignment.

5.7 Restricted Securities. Seller understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law. Seller acknowledges that neither Buyer nor Parent has any obligation to register or qualify the Shares for resale. Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Buyer or Parent which are outside of Seller’s control, and which Buyer is under no obligation and may not be able to satisfy. Seller represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by Parent with the legend set forth in Section 5.13.

5.8 Accredited Investor. Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.9 Own Account. Seller is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Seller’s right to sell the Shares in compliance with applicable federal and state securities laws).

5.10 Experience of Seller. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Shares, and has so evaluated the merits and risks of such acquisition.

5.11 General Solicitation. Seller is not, to the Seller’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Seller, any other general solicitation, or advertisement

6.	COVENANTS OF BUYER.

6.1 Confidential Information. All copies, if any, of financial information, pricing, marketing plans, business plans, and other confidential and/or proprietary information of Assignor and/or Seller disclosed to Buyer in the course of negotiating the transactions contemplated by this Agreement, including the terms of this Agreement (“Seller Confidential Information”), will be held in confidence and not be used or disclosed by Buyer or any of its employees, affiliates, or stockholders for a period of six (6) months from the Effective Date and will be promptly destroyed by Buyer or returned to Seller, upon Seller’s written request to Buyer; provided, however, that from and after the Closing, the foregoing covenant shall not be applicable to any Seller Confidential Information included in the Purchased Assets. If Buyer elects to destroy the Confidential Information, Buyer shall provide Seller with written confirmation that this has occurred, including the time of destruction and method of destruction used by Buyer. It is agreed that Seller Confidential Information will not include information that: (a) is proven to have been known to Buyer prior to receipt of such information from Seller; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes, part of the general public knowledge or literature, other than as a result of a breach of this Agreement by Buyer; or (d) is independently developed by Buyer without the use of any Seller Confidential Information.

6.2 Press Releases and Public Announcements. Buyer shall not issue any press release or make any public disclosure or announcement relating to the financial terms of this Agreement or identifying Seller without Seller’s prior written approval, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Buyer and Parent may disclose information relating to this Agreement if required to do so by law or applicable governmental regulation and Parent will be filing this Agreement and the terms related to this Agreement as part of its public filings with the U.S. Securities and Exchange Commission.

6.3 Taxes and any Other Charges Related to the Sale. Buyer agrees to promptly pay all sales, transfer, use or other taxes, duties, claims or charges imposed on and/or related to the sale of the Purchased Assets under this Agreement by any tax authority or other governmental agency and to defend, indemnify and hold Seller harmless from and against any such taxes, duties, claims, or charges for payment thereof by any tax authority or other governmental agency. Buyer agrees that it will pay to the appropriate governmental agency any sales tax resulting from the sale of the Purchased Assets under this Agreement within thirty days following the Effective Date, and will provide to Seller written proof of Buyer having made such sales tax payment within three business days of the date that Buyer made such sales tax payment.

6.4 Survival of Covenants. The covenants set forth in this Section shall survive the Closing. The covenants set forth in Section 6.1 above shall, in addition, survive the termination of this Agreement for any reason.

7.	COVENANTS OF SELLER.

Seller covenants and agrees with Buyer as follows:

7.1 Further Assurances. From and after the Closing Date, Seller shall cooperate with Buyer and promptly sign and deliver to Buyer and Parent any and such additional documents, instruments, endorsements and related information and take actions as Buyer may reasonably request for the purpose of effecting the transfer of Seller’s and/or Assignor’s title to the Purchased Assets to Buyer, and/or carrying out the provisions of this Agreement, provided, however, that Seller shall be reimbursed for its reasonable costs and expenses incurred in providing such documents, instruments, endorsements or related information, which additional documents, instruments, endorsements or related information shall be prepared solely by Buyer and Parent.

7.2 Press Releases and Public Announcements. Seller shall not issue any press release or make any public disclosure or announcement relating to the financial terms of this Agreement or identify Buyer without Buyer’s and Parent’s prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Seller may disclose certain information relating to this Agreement if required to do so by law or applicable governmental regulation, and Seller may disclose certain information relating to this Agreement to creditors of the Assignment Estate or to other parties in interest as Seller determines to be appropriate in its sole and absolute discretion.

7.3 Survival of Covenants. The covenants set forth in this Section shall survive the Closing.

8.	CONDITIONS TO CLOSING.

8.1 Conditions to Buyer’s and Parent’s Obligations. Buyer’s and Parent’s obligations under this Agreement shall be subject to the satisfaction and fulfillment of each of the following conditions, except as each of Buyer and Parent expressly waives in writing:

(a) Accuracy of Representations and Warranties on the Closing Date. The representations and warranties made by Seller in this Agreement are true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

(b) Compliance. As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date.

(c) Delivery of Purchased Assets. Seller shall have made the Purchased Assets available to Buyer to the extent required by Seller subject to all of the terms and conditions of this Agreement, free and clear of all known liens, claims, and encumbrances.

(d) Delivery of Closing Documents. Seller shall have delivered, and Buyer shall have received, all of the documents that Seller is required to provide to Buyer under this Agreement.

8.2 Conditions to Seller’s Obligations. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

(a) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made in this Agreement by Buyer are true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

(b) Compliance. As of the Closing Date, Buyer shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Buyer and required to be performed or complied with by Buyer at, or prior to, the Closing Date.

(c) Payment. With respect to the cash portion, if any, of the Purchase Price, Buyer shall have transmitted to and Seller shall have received payment of the Purchase Price by wire transfer or by such other method of payment transmission mutually agreed to in writing between Buyer and Seller and Parent shall have issued the Shares pursuant to this Agreement and the Securities Receipt Agreement.

9.	CLOSING OBLIGATIONS.

9.1 Buyer’s Closing Obligations. At the Closing, Buyer shall deliver to Seller each of the following:

(a) With respect to the cash consideration, if any, payment of the Purchase Price to Seller by wire transfer or by such other method of payment transmission mutually agreed to in writing between Buyer and Seller. With respect to the Share consideration, if any, the issuance of a certificate or book-entry statement evidencing the Shares to be delivered to Seller or such other party(s) pursuant to the Securities Receipt Agreement.

(b) The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit 9.1 (b), signed by an authorized representative of Buyer on behalf of Buyer.

(c) Any other agreements required to be signed by Buyer, including those in the form(s) attached hereto as Exhibit 9.1 (c), signed by an authorized representative of Buyer on behalf of Buyer.

9.2 Seller’s Closing Obligations. At the Closing, Seller shall deliver to Buyer each of the following:

(a) The Purchased Assets in accordance with and subject to all of the terms and conditions of this Agreement.

(b) The Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit 9.1 (b), signed by an authorized representative of Seller on behalf of Seller.

(c) Any other agreements required to be signed by Seller, including those in the form(s) attached hereto as Exhibit 9.1 (c), signed by an authorized representative of Seller on behalf of Seller.

10.	SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

10.1 Survival of Warranties. All representations and warranties made by Buyer in this Agreement or in any other document delivered by Buyer to Seller shall survive the Closing for a period of one year after the Closing. All representations and warranties made by Seller in this Agreement or in any other document delivered by Seller to Buyer shall terminate effective as of the Closing; provided, that the representations and warranties set forth in Sections 5.7 through 5.11 hereof and the representations and warranties made by Seller set forth in the Securities Receipt Agreement shall survive the Closing for a period of six months after the Closing.

10.2 No Indemnification by Seller. As set forth above, Seller is selling the Purchased Assets to Buyer on an “AS IS” and “WHERE IS” basis, with no representations or warranties as to merchantability, fitness or usability or in any other regard (except for the limited representations and warranties specifically set forth above), and Seller does not agree to and will not defend, indemnify or hold harmless Buyer, any parent, subsidiary or affiliate of Buyer or any director, officer, employee, stockholder, agent or attorney of Buyer or of any parent, subsidiary or affiliate of Buyer from and against and in respect of any Loss (defined below) which arises out of or results from this Agreement or any of the transactions occurring with respect to or related to this Agreement.

10.3 Indemnification By Buyer. Buyer agrees to defend, indemnify and hold harmless Seller, any parent, subsidiary or affiliate of Seller, and any officers, directors, members, agents, managers, representatives, employees or attorneys of Seller or of any parent, subsidiary or affiliate of Seller (collectively, the “Seller Indemnitees”) from and against and in respect of any Loss which arises out of or results from:

(a) any breach by Buyer of any covenant made herein, or the inaccuracy or untruth of any representation or warranty of Buyer made herein; or

(b) the use of the Purchased Assets after the Closing.

10.4 Indemnified Losses. For the purpose of this Section 10.4 and when used elsewhere in this Agreement, “Loss” shall be defined to mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.

10.5 Period for Making Claims. A claim for indemnification by Seller under Section 10.3(a) may be brought by Seller at any time up until the date that is one year following the Closing Date. A claim for indemnification by Seller under Section 10.3(b) may be brought by Seller at any time.

11.	MISCELLANEOUS.

11.1 Expenses. Buyer and Seller shall each bear its own expenses (including without limitation attorneys’ fees) in connection with the negotiation and consummation of the negotiation and drafting of this Agreement and the consummation of the transactions contemplated by this Agreement.

11.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered United States mail, postage prepaid, or sent by a nationally recognized overnight express courier and addressed as follows (with any notice also to be required to be delivered via email):

(a)	If to Seller:

Clean Liquidation, LLC

2261 Market Street Suite 95526

San Francisco, CA 84114

Telephone: (310) 526-7052

Email: [**]

Attention: Jeff Klausner

With copy to:

Jeffer Mangles & Mitchell LLP

33 Bush Street, 11th Floor

San Francisco, CA 84104

Telephone: (415) 984-9626

Email: byoung@jeffer.com

Attention Ben Young

(b) If to Buyer or Parent:

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, Nevada 89521

Telephone: (775) 622-3448

Email: [**]

Attention: Denis Phares

With copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (973) 597-2476

Email: sskolnick@lowenstein.com

Attention: Steven Skolnick, Esq.

11.3 Entire Agreement. This Asset Purchase Agreement, the Securities Receipt Agreement, the Exhibits hereto (which are incorporated herein by reference) and any agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated by this Agreement except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated by this Agreement.

11.4 Amendment; Waiver. Any term or provision of this Agreement may be amended only by a written document signed by both Seller, Buyer and Parent. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written document signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

11.5 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, nor shall be construed, to confer upon or to give any other person or party other than Buyer, Parent or Seller any rights or remedies under or by reason of this Agreement. There are no third-party beneficiaries to or of this Agreement.

11.6 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures to this Agreement shall be as valid and binding and have the same force and effect as an original signature to this Agreement.

11.7 Benefit and Burden. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by and against, the parties hereto and all of their respective successors and permitted assigns.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law. All claims and disputes arising under or in connection with this Agreement, whether for or in respect of, breach of contract, tort, equity, or otherwise, shall be adjudicated exclusively in federal or state courts located in Los Angeles County, California, and each party waives its right to a trial by jury of any such claims or disputes.

11.9 Severability. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

11.10 Attorneys’ Fees. Should any lawsuit or other legal proceeding, including arbitration, be brought to enforce or interpret any provision of this Agreement, the prevailing party in any such legal proceeding shall be entitled to recover from the other party the prevailing party’s reasonable attorneys’ fees to be fixed in amount by the Court or the Arbitrator (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover all of its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

11.11 Limitation of Liability. BUYER HEREBY RECOGNIZES, ACKNOWLEDGES AND AGREES THAT UNDER NO CIRCUMSTANCE MAY BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES ASSERT ANY CLAIM AGAINST OR SEEK ANY RECOVERY FROM ANY OFFICERS, DIRECTORS, MEMBERS, AGENTS, MANAGERS, REPRESENTATIVES OR EMPLOYEES OF SELLER OR ANY OF THE OFFICERS, DIRECTORS, MEMBERS, AGENTS, MANAGERS, REPRESENTATIVES OR EMPLOYEES OF ANY MEMBER OR AFFILIATE OF SELLER ON ACCOUNT OF ANY ACTION OR INACTION OR FOR ANY REASON WHATSOEVER RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY BREACH OF ANY REPRESENTATION, WARRANTY AGREEMENT OR COVENANT MADE BY OR TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT.

11.12 Limitation of Remedy in Favor of Buyer. BUYER HEREBY AGREES THAT ITS SOLE REMEDY RESULTING FROM ANY BREACH OF ANY REPRESENTATION(S) OR WARRANTY(IES) PROVIDED BY SELLER IN THIS AGREEMENT IS TO ASSERT A FIRST PRIORITY CLAIM AGAINST THE ASSIGNMENT ESTATE FOR DAMAGES INCURRED BY BUYER AS A RESULT OF SUCH BREACH, WITH ANY SUCH CLAIM, TO THE EXTENT AGREED TO BY SELLER OR ALLOWED BY A COURT OF LAW, TO BE TREATED IN THE SAME MANNER AS ALL OTHER FIRST PRIORITY CLAIMS ASSERTED AGAINST THE ASSIGNMENT ESTATE. BUYER HEREBY FURTHER AGREES THAT UNDER NO CIRCUMSTANCE MAY ANY SUCH CLAIM(S) ASSERTED BY BUYER EXCEED, IN THE AGGREGATE, THE PURCHASE PRICE, NOR SHALL BUYER HAVE ANY RIGHT TO CLAW BACK OR RECOVER ANY AMOUNTS PAID ON ACCOUNT OF OTHER FIRST PRIORITY CLAIMS PRIOR TO BUYER’S ASSERTION OF A CLAIM. ANY CLAIM BY BUYER SHALL BE ASSERTED BEFORE THE ASSIGNMENT ESTATE’S CLAIMS BAR DATE, WHICH IS JANUARY 27, 2027

[Remainder of Page Intentionally Left Blank]

Buyer, Parent and Seller have executed and delivered this Asset Purchase Agreement and agree to be bound by all of its terms by their duly authorized representatives as of the Effective Date.

SELLER: Clean Liquidation, LLC

By:	/s/ Jeff Klausner
Name:	Jeff Klausner
Its:	Manager

BUYER: Dragonfly Energy Corp.

By:	/s/ Denis Phares
Name:	Denis Phares
Its:	CEO

PARENT: Dragonfly Energy Holdings, Corp.

By:	/s/ Denis Phares
Name:	Denis Phares
Its:	CEO and Interim CFO

EXHIBIT 1

General Assignment

EXHIBIT 1.2

Purchased Assets

EXHIBIT 1.3

Excluded Assets

EXHIBIT 9.1 (b)

ASSIGNMENT AND BILL OF SALE AGREEMENT

EXHIBIT 9.1 (c)

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT